UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2015

Nutrisystem, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28551	23-3012204
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Fort Washington Executive Center, 600 Office Center Drive, Fort Washington, Pennsylvania		19034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-706-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.01 below is incorporated in this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 17, 2015, Nutrisystem SBD, LLC ("Buyer"), a wholly-owned subsidiary of Nutrisystem, Inc. ("Company"), entered into, and completed the transactions contemplated by, an Asset Purchase Agreement ("Asset Purchase Agreement") dated as of December 17, 2015 with SBD Holdings Group Corp. ("Seller"). Pursuant to the terms of the Asset Purchase Agreement, the Buyer purchased certain assets, including certain intellectual property rights, trademarks, copyrights, domain names and goodwill related to Seller's diet business, and assumed certain liabilities of Seller in connection with the acquired assets. The purchase price for the assets was $15,000,000, paid in cash at closing from internally generated funds. The Asset Purchase Agreement contains customary representations, warranties and covenants from the parties.

The representations, warranties and covenants contained in the Asset Purchase Agreement were made solely for the benefit of the parties to the Asset Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Asset Purchase Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Asset Purchase Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Asset Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company or the acquired assets and assumed liabilities. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the acquired assets and assumed liabilities. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference.

There is no prior material relationship between Seller and the Company nor any of Company's officers, directors, or affiliates.

Item 8.01 Other Events.

On December 17, 2015, the Company announced the closing of the transactions under the Asset Purchase Agreement as described in Item 2.01 above. A copy of the press release announcing the closing of the transactions under the Asset Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

2.1* Asset Purchase Agreement dated as of December 17, 2015 between Nutrisystem SBD, LLC and SBD Holdings Group Corp.

99.1 Press Release.

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrisystem, Inc.

December 17, 2015	By:	/s/ Michael P. Monahan

Name: Michael P. Monahan
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1*	Asset Purchase Agreement dated as of December 17, 2015 between Nutrisystem SBD, LLC and SBD Holdings Group Corp.
99.1	Press Release.